                                                                 EXHIBIT T3A-70.

                        The Commonwealth of Massachusetts

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

                         MICHAEL J. CONNOLLY, Secretary

                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108

                            ARTICLES OF ORGANIZATION

                              (Under G.L. Ch. 156B)

                                  Incorporators

            NAME                                       POST OFFICE ADDRESS

Include given name in full in case of natural persons: in case of a corporation, give state of incorporation.

Andrew E. Nagel                                        One Financial
 Center                                                Boston, MA  02111

         The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

         1.       The name by which the corporation shall be known is:

                  LMI, Inc.

         2.       The purpose for which the corporation is formed is as follows:

                   To develop, construct and operate resource
               recovery facilities, including sanitary landfills.

                         (Continued on page 2A attached)

                                                                       86-352050

         3. The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

                       WITHOUT PAR VALUE                    WITH PAR VALUE
CLASS OF STOCK         NUMBER OF SHARES          NUMBER OF SHARES           PAR VALUE                AMOUNT
Preferred                                                                                               $
Common                                                300,000                 $0.1
$3,000

         *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                  N/A

         *5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

                  See page 5A

         *6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary ___ for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

         A. Meetings of the stockholders of the corporation may be held anywhere in the United States.

         B. The Directors of the corporation shall have the power to make, amend and repeal the By-Laws of the corporation.

         C. The corporation may be a partner in any business enterprise which the corporation would have the power to conduct itself.

         *If there are no provisions state "None".

                                   - Page 5A -

                                    LMI, INC.

                  Any stockholder, including the heirs, assigns, executors or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the Board of Directors, in the manner following:

                  He shall notify the directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within thirty days thereafter, either accept the offer, or by notice to him in writing name a second arbitrator, and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator.

                  After the acceptance of the offer, or the report of the arbitrators as to the value of the stock, the directors shall have thirty Says within which to purchase the same at such valuation, but if at the expiration of thirty days, the corporation shall not have exercised the right so to purchases the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit.

                  No shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may in any particular instance waive the requirement.

                  The directors may fix in advance a record date for determining the stockholders having the right to notice of and to vote at any meeting of the stockholders or adjournment thereof or the right to receive a dividend or other distribution or any other rights specified in Chapter 185 of the Acts and Resolves of the Commonwealth of Massachusetts of 1953 and in such case, only stockholders of record on such record date shall have such rights notwithstanding any transfer of stock on the books of the corporation after such record date and all as specified in said statute.

                                       3
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47070

                                       4

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                                   - Page 2A -

                                    LMI, INC.

                  To purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade in and deal in and with real estate and personal property of every kind, class and description (including without limitation, goods, wares and merchandise of every kind, class and description), to manufacture goods, wares, and merchandise of every kind, class and description; both on its own account and for others.

                  To borrow or lend money, and to make and issue notes, bonds, debentures, obligations, and evidence of indebtedness of all kinds, whether secured by mortgage, pledge, or otherwise, without limit as to amount, and to secure the same by mortgage, pledge, or contracts of every kind and description.

                  To purchase, receive, take by grant, lease or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with, real property, or any interest therein, wherever situated.

                  To subscribe for, take, acquire, hold, sell, exchange and deal in shares, stocks, bonds, obligations and securities of. any corporation, government, authority or company; to form, promote, subsidize and assist companies, syndicates or partnerships of all kinds and to finance and refinance the same; and to guaranty the obligations of other persons, firms or corporations.

                  To carry on any business, operation or activity referred to in the foregoing paragraphs either alone or in conjunction with, or as a partnership, joint venture or other arrangement with, any corporation, association, trust, firm or individual.

                  To do any act necessary or incidental to the conduct of said businesses, to carry on any other business, and to do any other thing permitted by all present and future laws of the Commonwealth of Massachusetts applicable to business corporations.

                                       5
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47060

7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are not out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

         a. The post office address of the initial principal office of the corporation of Massachusetts is: 191 Merrimack Street, Haverhill, MA 01830

         b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

               NAME                 RESIDENCE           POST OFFICE ADDRESS
President:                      James E. Ricci          61 Westland Terrace
         191 Merrimack Street
                                Haverhill, MA 01830     Haverhill, MA 01830

Treasurer:                      James E. Ricci          as above  as above

Clerk:   Irwin M. Heller                                177 Hampshire Road
         One Financial Center
                                Wellesley, MA 02181     Boston, MA 02111

Directors:                      James E. Ricci          as above  as above

         Irwin M. Heller                                as above  as above

         c. The date initially adopted on which the corporation's fiscal year ends is:

                           December 31

         d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

         Second Tuesday in April

         e. The name and business address of the resident agent, if any, of the corporation is:

                        N/A

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 18th day of December 1986

                  /s/ Andrew E. Nagel
                  -----------------------
                  Andrew E. Nagel

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 12

         I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 18th day of December 1986.

         Effective date

                             /s/ MICHAEL J. CONNOLLY
                             ------------------------
                               MICHAEL J. CONNOLLY

                               Secretary of State

                     PHOTO COPY OF ARTICLES OF ORGANIZATION
                    TO BE SENT TO BE FILLED IN BY CORPORATION

                            TO:    Andre E. Nagel, Legal Assistant
                                   Mintz, Levin, Cohn, Ferris, Glovsky and
                                   Popeo, P.C.,
                                   One Financial Center,
                                   Boston, MA  02111

                            Telephone (617) 542-6000

FILINGFEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $150 General Laws, Chapter 156B. Shares of stock with a par value less than one dollar shall be deemed to have par value of one dollar per share.

                                                                     Copy Mailed

                        THE COMMONWEALTH OF MASSACHUSETTS

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

                       MICHAEL JOSEPH CONNOLLY, Secretary

                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108

                      FEDERAL IDENTIFICATION NO. 04-2943947

                              ARTICLES OF AMENDMENT

                     General Laws, Chapter 156B, Section 72

         This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

         We, Scott G. Mackin First Executive Vice President, and J.L Effinger, Assistant Clerk of LMI, Inc. located at 100 Recovery Way, Haverhill , Massachusetts 01930 do herby certify that the following amendment to the articles of organization of the corporation was duly adopted by unanimous written consent of share holder in lieu of special meeting September 1, 1989, by vote of 10,000 shares of Common Stock out of 10,000 shares outstanding, being at least two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby.

VOTED:   To amend the Articles of Organization of the Corporation by deleting
         Article 5, with respect to restrictions upon the transfer of stock, in its entirety; and

VOTED: To further amend the Articles of Organization of the Corporation by deleting Article 6 in its entirety, and substituting in place therefor those provisions appearing on Continuation Sheet 6A, which is attached hereto and incorporated herein by reference.

         (1) For amendments adopted pursuant to Chapter 156B, Section 70.

         (2) For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8

1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

(MASS. - 1636 - 4/13/87)

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

                        NO PAR VALUE         WITH PAR VALUE
KIND OF STOCK         NUMBER OF SHARES      NUMBER OF SHARES        PAR VALUE
     COMMON

    PREFERRED

CHANGE the total to:

                       NO PAR VALUE         WITH PAR VALUE
KIND OF STOCK        NUMBER OF SHARES      NUMBER OF SHARES        PAR VALUE
  COMMON

 PREFERRED

                            ARTICLES OF ORGANIZATION

                              Continuation Sheet 6A

                                   ARTICLE VI

         The other lawful provisions for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or any class of stockholders, are sit forth in this Article VI.

         a. By-Laws. The By-laws say provide that the directors say sake, amend or repeal the By-laws in whole or in part, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders.

         b. Meetings Meetings of the stockholders of the corporation may be held anywhere in the United States.

         c. Acting as Partner. The corporation say be e general or limited partner or coventurer in any business enterprise it would have power to conduct by itself.

         d. Indemnification. The corporation may provide, either in the corporation's By-laws or by contract, for the indemnification of directors, officers, employees and agents, by whomever elected or appointed, to the full extent presently permitted by laws provided, however, that if applicable law is hereafter modified to permit indemnification in situations where it was not thereto for permitted, then such indemnification may be permitted to the full extent permitted by such law as amended.

         e. Transactions with Interested Persons. The By-laws may contain provisions providing that no contract or transaction of the corporation shah be void or voidable by reason of the fact that any officer, director or stockholder of the corporation may have held an interest therein.

         f. Division of Directors Into Classes. The By-laws may contain provisions providing for the division of directors into net more than five classes and prescribe the tenure of office of the directors in each of the classes.

         g. Vote Required for Certain Transactions. The vote of a majority of the outstanding shares of each class of stock outstanding and entitled to vote thereon shall be sufficient to approve any agreement of merger or consolidation of the corporation with or into another corporation or of another corporation into the corporation, or to approve any sale, lease or exchange of substantially all of the assets of the corporation, notwithstanding any provision of law that would otherwise require a greater vote in the absence of this provision of Article VI.

         h. Elimination of Directors' Personal Liability. No director shill be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) fog acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the date of such amendment or repeal.

         The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

         IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed out names this 1st day of September, in the year 1989

         /s/ Scott G. Mackin
         -------------------
         Scott G. Mackin, First Executive Vice President

         /s/ J.L. Effinger
         -----------------
         J.L. Effinger, Assistant Clerk

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT

                    (General Laws, Chapter 156B, Section 72)

         I hereby approve the within articles of amendment and, the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 14th day of September, 1984

         Effective date

                                             /s/ MICHAEL JOSEPH CONNOLLY
                                             ---------------------------
                                               MICHAEL JOSEPH CONNOLLY

                                                 Secretary of State

                         TO BE FILLED IN BY CORPORATION

                       PHOTO COPY OF AMENDMENT TO BE SENT

                  TO:

                           CT CORPORATION SYSTEM
                           2 Oliver Street
                           Boston, Massachusetts 02109

                  Telephone (617) 482-4420

                                             Copy Mailed